UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2016

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Term Loan Facility

On June 27, 2016, Plug Power Inc., a Delaware corporation (the “Company”), and its subsidiaries Emerging Power Inc. and Emergent Power Inc. entered into a loan and security agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”) pursuant to which Hercules agreed to make available to the Company a secured term loan facility in the amount of $40 million (the “Term Loan Facility”), subject to certain terms and conditions.  The Company borrowed $25 million under the Loan Agreement on the date of closing.  The Company may borrow an additional $5 million under the Loan Agreement between October 12, 2016 and December 12, 2016 subject to the Company satisfying certain conditions.  The Company may also borrow an additional $10 million under the Loan Agreement after June 27, 2016 and until June 27, 2017 subject to satisfying certain conditions.

Advances under the Term Loan Facility bear interest at the rate of 10.45% per annum, subject to compliance with financial covenants and other conditions.  The Loan Agreement includes covenants, limitations, and events of default customary for similar facilities.   The term of the Loan Agreement is three years, ending June 27, 2019 (the “Maturity Date”).

Interest is payable on a monthly basis and the entire then outstanding principal balance of the Term Loan Facility, together with all accrued and unpaid interest, is due and payable on the Maturity Date.  On the earliest to occur of the Maturity Date, the date on which the obligations under the Loan Agreement are paid and the date on which such obligations become due and payable, the Company is also required to pay the Lender an end of term charge from $2.475 million to $3.3 million, depending on the amount borrowed.

Until such time as certain net income milestones are met, the Loan Agreement has financial covenants that require the Company to maintain at all times minimum unencumbered cash and cash equivalents equal to or greater than 75% of the then outstanding principal balance of the Term Loan Facility.  After such net income milestones are met, the Loan Agreement’s financial covenants are reduced to require minimum unencumbered cash and cash equivalents equal to or greater than 50% of the then outstanding principal balance of the Term Loan Facility.

All obligations under the Loan Agreement are unconditionally guaranteed by the Company’s subsidiaries, Emerging Power Inc. and Emergent Power Inc.  The Term Loan Facility is secured by substantially all of the Company’s and the guarantors’ assets, including all intellectual property, all securities in domestic subsidiaries and 65% of the securities in foreign subsidiaries, subject to certain exceptions and exclusions.

The Loan Agreement contains customary covenants for transactions of this type and other covenants agreed to by the parties, including, among others, (i) the provision of annual and quarterly financial statements, management rights and insurance policies and (ii) restrictions on incurring debt, granting liens, making acquisitions, making loans, paying dividends, dissolving, and entering into leases and asset sales.  The Loan Agreement also provides for customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control, judgment and material adverse effect defaults.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement

On June 27, 2016, the Company and Generate Lending, LLC terminated the loan agreement entered into on March 2, 2016, among the Company and Generate Lending, LLC (the “Generate Loan Agreement”).  The Generate Loan Agreement provided for a $30 million, one year term loan facility.  All outstanding obligations under the Generate Loan Agreement were paid in full through a conversion to long-term project financing. A copy of the Generate Loan Agreement was filed by the Company as Exhibit 10.1 to the March 2, 2016 Current Report on Form 8-k (File No. 1-34392).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure

On June 27, 2016, the Company issued a press release announcing its entry into the Loan Agreement and the termination and payoff of the Generate Lending Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Loan and Security Agreement dated as of June 27, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and Hercules Capital, Inc.
99.1	Press Release of the Registrant dated June 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: June 30, 2016	By:	/s/ Paul Middleton
		Name:	Paul Middleton
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Title

10.1	Loan and Security Agreement dated as of June 27, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and Hercules Capital, Inc.
99.1	Press Release of the Registrant dated June 27, 2016